EXHIBIT 10.2

SECOND AMENDMENT TO GUARANTEE AGREEMENT

Between

CAPITOL BANCORP LTD.,

as Guarantor

and

The Bank of New York Mellon Trust Company, N.A.,

as Guarantee Trustee

8.5% SUBORDINATED DEBENTURES DUE 2027

This Second Amendment to the Guarantee Agreement (“Second Amendment”) is effective as of February 8, 2011, between Capitol Bancorp Ltd., a bank holding company duly organized and existing under the laws of the State of Michigan (the “Guarantor”), and The Bank of New York Mellon Trust Company, N.A., a national banking association duly organized and existing under the laws of the United States, as Guarantee Trustee (the “Guarantee Trustee”).  Capitalized terms not otherwise defined in this Second Amendment will have the meanings given them in the Guarantee Agreement or the Indenture.

RECITALS

WHEREAS, the Guarantor executed and delivered the Indenture, dated as of December 18, 1997, and amended July 31, 2009, to the Guarantee Trustee (as amended, the “Indenture”), to provide for the issuance of the Guarantor’s 8.50 % Subordinated Debentures Due 2027 (the “Debentures”);

WHEREAS, pursuant to the terms of the Indenture, the Guarantor has deferred the payment of interest on the Debentures for up to 20 consecutive quarters beginning on June 30, 2009;

WHEREAS, pursuant to the terms of the Indenture, the Guarantor is restricted from redeeming certain debt securities during the Extended Interest Payment Period;

WHEREAS, Guarantor and Guarantee Trustee executed the Guarantee Agreement on December 18, 1997;

WHEREAS, Guarantor and Guarantee Trustee amended the Guarantee Agreement on July 31, 2009;

WHEREAS, the Guarantee Agreement, as amended, contains the same language as the Indenture concerning such restrictions;

WHEREAS, the Guarantor seeks to amend those restrictions as they relate to the redemption of certain debt securities resulting from an exchange of the Guarantor’s common stock for trust preferred securities issued by an affiliate of Guarantor;

WHEREAS, this Second Amendment has been approved by the Holders of at least a Majority in liquidation amount of the Preferred Securities pursuant to Section 9.2 of the Guarantee Agreement;

WHEREAS, the Guarantor has requested the Guarantee Trustee join with it in the execution and delivery of this Second Amendment pursuant to Section 9.2 of the Indenture and has delivered to the Guarantee Trustee Board Resolutions, an Officers’ Certificate, and an Opinion of Counsel and all other covenants and conditions precedent, if any, provided for in the Guarantee Agreement relating to the execution of this Second Amendment have been complied with as of the date hereof with respect to such authorization; and

WHEREAS, all things necessary to make this Second Amendment a valid agreement of the Guarantor, in accordance with its terms have been performed, and the execution and delivery of this Second Amendment has been duly authorized in all respects;

NOW, THEREFORE, THIS SECOND AMENDMENT WITNESSETH:

For and in consideration of the terms of this Second Amendment, and for the purpose of setting forth, as provided in the Guarantee, the Guarantor covenants and agrees, with the Guarantee Trustee, as follows:

ARTICLE 1.

AMENDED SECTIONS

1.           Section 6.1 is replaced in its entirety with the following language:

SECTION 6.1. LIMITATION OF TRANSACTIONS.

So long as any Preferred Securities remain outstanding, if there shall have occurred an Event of Default under this Preferred Securities Guarantee, an Event of Default under the Trust Agreement or during an Extended Interest Payment Period (as defined in the Indenture), then (a) the Guarantor shall not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) dividends or distributions in common stock of the Guarantor; provided, however, that a dividend distribution in the form of capital stock of a subsidiary of the Guarantor paid on or with respect to the capital stock of the Guarantor is permitted if the subsidiary becomes a co-guarantor with the Guarantor under the Guarantee Agreement prior to such dividend distribution, (ii) any declaration of a non-cash dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (iii) purchases of common stock of the Guarantor related to the rights under any of the Guarantor's benefit plans for its directors, officers or employees), (b) the Guarantor shall not make any payment of principal or interest on or repay, repurchase or redeem any debt securities issued by the Guarantor which rank pari passu with or junior to the Debentures (other than as a result of any exchange of the Guarantor’s common stock for securities ranking pari passu with the Trust Preferred Securities and the resultant cancellation of debt securities ranking pari passu with the Debentures).

ARTICLE 2.

MISCELLANEOUS

Section 2.1  Ratification of Guarantee. The Guarantee and the Guarantee Agreement, as amended by this Second Amendment, is in all respects ratified and confirmed, and this Second Amendment shall be deemed part of the Guarantee Agreement in the manner and to the extent herein and therein provided.

Section 2.2  Capitalized Terms.  Capitalized terms shall have the meaning ascribed to them under the Guarantee Agreement or the Indenture.

Section 2.3  Governing Law. This Second Amendment shall be governed by, and construed in accordance with, the laws of Michigan.

Section 2.4  Severability. In case any one or more of the provisions contained in the Guarantee or this Second Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of the Guarantee or this Second Amendment, but the Guarantee and this Second Amendment shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 2.5  Counterparts. This Second Amendment may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 2.6  Concerning the Guarantee Trustee.  The Guarantee Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Amendment or for or in respect of the recitals contained herein, or with respect to any document used in connection with the solicitation of consents from the holders of Trust Securities or the consents of such holders, all of which recitals are made solely by the Guarantor.  All of the provisions contained in the Guarantee Agreement in respect of the rights, privileges, immunities, powers, and duties of the Guarantee Trustee shall be applicable in respect of the Second Amendment as fully and with like force and effect as though fully set forth in full herein.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed, all as of the day and year first above written.

CAPITOL BANCORP LTD.

By:      ___________________________
    Name:
    Title:

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Guarantee
Trustee

By:      ___________________________
    Name:
    Title: